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                                                                      Exhibit 23

COOPERS                           COOPERS & LYBRAND L.P.P.
& LYBRAND
                                  a professional services firm

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of NSD Bancorp, Inc. on Forms S-8 (File Nos. 33-78220 and 33-78222) of our report dated January 26, 1998, on our audits of the consolidated financial statements of NSD Bancorp, Inc. and subsidiary, as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.

                                                  COOPERS & LYBRAND LLP

Pittsburgh, Pennsylvania
March 26, 1998